Exhibit 10.10

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K due to personal privacy concerns. Redacted information is indicated by: [***]

CONSULTING AND ADVISORY AGREEMENT

THIS AGREEMENT MADE AS OF THE 1st DAY OF MARCH, 2005 (the “Effective Date”).

BETWEEN:

AMORFIX LIFE SCIENCES LTD., a company incorporated under the laws of Canada having a business office care of TANZ Neurosciences Building, 6 Queen’s Park Crescent West, Toronto, Ontario, M5S 3H2;

(the “Company”)

AND:

NEIL CASHMAN, having a business address care of [***];

(the “Consultant”)

WHEREAS the Consultant is the scientist behind the Prion technology used by the Company (the “Expertise”);

AND WHEREAS the Company would like to engage the Consultant to provide services to the Company as the Chairman of the Board and Chief Scientific Officer of the Company;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree (the “Agreement”) as follows:

1.            Engagement

1.1	During the Term of this Agreement, the Consultant will provide the Services described on Schedule “A” hereto to the Company (the “Services”).

1.2	This Agreement shall be in effect (the “Term”) until terminated by either party. The Consultant may terminate on 30 days written notice to the Company, and the Company on 6 months written notice to the Consultant.

1.3	The Consultant is cognizant of the sensitive and confidential nature of the interactions contemplated under this Agreement and, in this regard, agrees to adhere to high ethical standards when carrying out its engagement. In providing his Services to the Company hereunder, the Consultant will:

(a)	act honestly, in good faith and in the best interests of the Company;

(b)	exercise the care and diligence of a prudent advisor and consultant; and

(c)	use his best efforts to well and faithfully serve the interests of the Company.

1.4	The parties may elect, at any time, by mutual agreement, to turn this relationship from a consulting relationship to an employment relationship, and amend the terms of this Agreement accordingly.

2.            Remuneration

2.1	For providing his Services, the Company will:

(a)	pay to the Consultant a consultancy and advisory fee (the “Fee”) of $5,000 per month, plus GST, commencing for the month of March, 2005; and

(b)	reimburse the Consultant for all reasonable expenses (the “Expenses”) incurred by the Consultant in meeting its obligations hereunder, provided any Expenses exceeding $200 per month are pre-approved, such approval not to be unreasonably withheld.

2.2	The Consultant will invoice the Company, no less frequently than monthly, for all Fees and Expenses incurred. Invoices will be due for payment immediately upon delivery to the Company and should the Company not pay the full amount outstanding on the invoice to the Consultant within 10 days of receipt of the invoice, interest will accrue on the outstanding balance at a rate of 18% per annum. If this Agreement is terminated during a calendar month, the Fees will be prorated for that month to the termination date.

2.3	The Company will grant to the Consultant, from time to time, stock options to acquire shares of the Company. The terms and conditions of the stock options will be in accordance with the stock option plan then in effect and will be subject to the approval of the Board of the Company. The number of stock options will be an amount that properly reflects the position of the Consultant with the Company when put in context of the overall organization of the Company, and the exercise price will be at least as favourable as for other stock options being granted.

3.            Confidentiality and Protection of Interests

3.1	Each party will keep this Agreement and all aspects of it confidential during the Term of this Agreement and for a period of two years thereafter.

3.2	The Consultant shall not, during the Term of this Agreement or at any time thereafter, use for his own purposes or for any purposes other than those of the Company any intellectual property or knowledge or confidential information of any kind whatsoever he may acquire in relation to the Company’s business or the business of its subsidiaries, and such shall be and remain the property of the Company.

4.            General

4.1	The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

4.2	Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

4.3	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior express written consent of the other party.

4.4	This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought and this Agreement supersedes all prior agreements between the parties.

4.5	Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further acts and other things as may be necessary to implement and carry out the intent of this Agreement.

4.6	All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent or delivered as follows:

To the Company:

Amorfix Life Sciences Ltd.
c/o [***]

Attention:	Dr. Vigen Nazarian, President & acting CEO
Email:	[***]

To the Consultant:

Neil Cashman
c/o [***]

Email:	[***]

or to such other address as may be given in writing by the Company or the Consultant.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

Signed, sealed and delivered by AMORFIX LIFE SCIENCES LTD. per:

/s/ Vigen Nazarian
Dr. Vigen Nazarian

SIGNED, SEALED and DELIVERED by NEIL CASHMAN in the presence of:	)
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/s/	)	/s/ Neil Cashman
Signature of Witness	)	NEIL CASHMAN
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Name of Witness	)
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Address of Witness	)
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Scientist	)
Occupation of Witness	)

SCHEDULE “A”

DESCRIPTION OF SERVICES

[Intentionally omitted]